Exhibit 99.1

Sapient Reports Fourth Quarter 2007 Results

Q4 Service Revenues Up 36% Year-Over-Year

Q4 GAAP Operating Profit Increases $10M Year-Over-Year

Q4 Cash from Operations is $32M

CAMBRIDGE, Mass.--(BUSINESS WIRE)--Sapient (NASDAQ: SAPE) today reported the following financial results for the fourth quarter ended December 31, 2007:

  Service revenues were $155.0 million, an increase of 36% from $113.6 million in the fourth quarter of 2006.
  GAAP income from operations was $10.4 million, or 6.7% of service revenues, an increase of $9.9 million from GAAP income from operations of $0.5 million in the fourth quarter of 2006.
  Non-GAAP income from operations (excluding stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, and expense relating to the stock-based compensation review and restatement) was $16.3 million, or 10.5% of service revenues. This compares to non-GAAP income from operations of $9.6 million or 8.4% of service revenues in the fourth quarter of 2006.
  GAAP diluted income per share from continuing operations increased to $0.07 from a loss of $0.01 in the fourth quarter of 2006.
  Non-GAAP diluted income per share from continuing operations was $0.12, compared to $0.06 in the fourth quarter of 2006.

“Our impressive revenue growth and continued strong operating performance improvements in the fourth quarter are a testament to our highly distinctive market position, as well as our focus on operational efficiencies,” said Alan J. Herrick, Sapient’s president and chief executive officer. “With strong demand for our services, we are well positioned for further expansion in our core markets and service sectors.”

The Company generated cash from operations of $31.7 million in the fourth quarter of 2007, compared to $23.8 million in the fourth quarter of 2006. Sapient ended 2007 with cash, cash equivalents and marketable securities of $178.1 million and no debt. Days sales outstanding was 57 days for the fourth quarter of 2007, improved from 62 days in the third quarter of 2007 and 70 days in the fourth quarter of 2006. During the fourth quarter of 2007, Sapient repurchased 96,298 shares of its common stock for $0.6 million.

As of December 31, 2007, the Company held approximately $41.6 million of marketable securities invested in auction rate securities collateralized by student loans and municipal debt. None of the securities held by the Company were collateralized by residential, commercial mortgages or sub-prime loans. The auction rate securities held by the Company are private placement securities with long-term maturities for which the interest rates reset through an auction process every 7 to 35 days. The auctions have historically provided a liquid market for these securities. Certain of the Company’s investments in auction rate securities began to experience failed auctions beginning on February 13, 2008. Since then, the continued uncertainty in the credit markets has caused additional auctions to fail and prevented the Company from liquidating certain of our holdings.

As of February 27, 2008, the Company held auction rate securities with principal of $28 million. The Company is currently in the process of obtaining current valuations on these securities, but believes that any impairment will be temporary in nature and will not result in a charge to earnings. Based on the Company’s ability to access its cash and other short-term investments, the Company does not anticipate that the current lack of liquidity of these investments will materially affect its ability to operate the business in the ordinary course.

Outlook

Sapient management provided the following guidance:

For the first quarter ending March 31, 2008:

  Service revenues are expected to be $155 million or higher.
  Non-GAAP operating margin is expected to be 7.5% or higher

For the year ending December 31, 2008:

  Service revenue growth in 2008 is expected to be in the 20% to 25% range
  Non-GAAP operating margin is expected to be 10% or higher, with the fourth quarter in the range of 13% to 16%

Webcast and Conference Call

Sapient will host a discussion of its fourth quarter results at 5:00 p.m. (EST) today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

U.S.:	(888) 679-8018
International:	(617) 213-4845
Passcode:	42130249

Please use the following link to pre-register for the conference call as well as to access the live webcast of this event:

http://phx.corporate-ir.net/phoenix.zhtml? p=irol-eventDetails&c=65979&eventID=1600695.

In addition, a re-broadcast of the conference call will be available from February 28th at 7:00 p.m. (EST) through March 10th at 11:59 p.m. (EST). The replay information is as follows:

U.S.:	(888) 286-8010
International:	(617) 801-6888
Passcode:	65093751

The archived webcast of this event may be accessed at:

http://phx.corporate-ir.net/phoenix.zhtml? p=irol-eventDetails&c=65979&eventID=1600695

This link will also be posted at http://www.sapient.com/about+us/Investors.htm.

Editor's Note: Due to the length of some of the URLs in this press release, it may be necessary to copy and paste them into your Internet browsers URL address field.

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the Company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the Company’s business and evaluating its performance. The Company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results which exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets and expense relating to the stock-based compensation review and restatement.

Safe Harbor Statement

This press release contains forward-looking statements that involve a number of risks and uncertainties, in particular the financial guidance for future periods. Actual results could differ materially from management’s expectations. A number of factors could cause actual events to differ materially from those indicated. Such factors include, without limitation: the continued acceptance of the Company’s services; the Company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, and continue to attract and retain high-quality employees; as well as other risk factors set forth in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

About Sapient

Sapient, a global services firm, operates two groups—Sapient Interactive and Sapient Consulting—that help clients compete, evolve and grow in an increasingly complex marketplace. Sapient Interactive provides brand and marketing strategy, award-winning creative work, web design and development and emerging media expertise. Sapient Consulting provides business and IT strategy, process and systems design, package implementation and custom development, as well as outsourcing services such as testing, maintenance and support.

Sapient’s passion for client success—evidenced by its ability to foster collaboration, drive innovation and solve challenging problems—is the subject of case studies on leadership and organizational behavior used by MBA students at both Harvard and Yale. Leading clients, including BP, Essent Energie, Harrah's Entertainment, Hilton International, Janus, Sony Electronics and Verizon, rely on the company’s unique approach to drive growth and market momentum. Headquartered in Cambridge, Massachusetts, Sapient operates across North America, Europe and India. For more information, please visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

	(in thousands, except per share amounts)
Revenues:
Service revenues	$154,959	$113,561	$546,438	$405,582
Reimbursable expenses	5,701	5,521	19,551	16,061
Total gross revenues	160,660	119,082	565,989	421,643
Operating expenses:
Project personnel expenses	104,682	73,228	372,363	270,213
Reimbursable expenses	5,701	5,521	19,551	16,061
Total project personnel expenses and reimbursable expenses	110,383	78,749	391,914	286,274
Selling and marketing expenses	8,700	6,933	33,113	24,025
General and administrative expenses	30,449	31,471	120,617	109,022
Restructuring and other related charges	236	577	32	1,912
Amortization of purchased intangible assets	486	841	2,038	3,564
Total operating expenses	150,254	118,571	547,714	424,797

Income (loss) from operations	10,406	511	18,275	(3,154)

Interest and other income, net	1,785	1,447	5,900	6,167
Income from continuing operations before income
taxes, discontinued operations and cumulative
effect of accounting change	12,191	1,958	24,175	3,013
Provision for income taxes	3,018	3,062	8,959	4,432
Income (loss) from continuing operations before discontinued operations and cumulative effect of accounting change	9,173	(1,104)	15,216	(1,419)
Loss from discontinued operations	-	-	-	(433)
Gain on disposal of discontinued operations	-	-	-	4,834

Income (loss) before cumulative effect of accounting change	9,173	(1,104)	15,216	2,982
Cumulative effect of accounting change	-	-	-	154

Net income (loss)	$9,173	$(1,104)	$15,216	$3,136

Basic income (loss) per share from continuing operations	$0.07	$(0.01)	$0.12	$(0.01)
Diluted income (loss) per share from continuing operations	$0.07	$(0.01)	$0.12	$(0.01)
Basic net income (loss) per share	$0.07	$(0.01)	$0.12	$0.03
Diluted net income (loss) per share	$0.07	$(0.01)	$0.12	$0.03

Weighted average common shares	125,025	123,190	124,180	123,692
Weighted average dilutive common share equivalents	3,658	-	3,711	-
Weighted average common shares and dilutive common share
equivalents	128,683	123,190	127,891	123,692

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	December 31, 2007	December 31, 2006
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$118,697	$75,022
Marketable securities, current portion	57,667	51,859
Restricted cash, current portion	458	551
Accounts receivable, less allowance for doubtful accounts	82,413	75,402
Unbilled revenues	33,403	34,201
Prepaid expenses and other current assets	22,720	20,565
Total current assets	315,358	257,600

Restricted cash, net of current portion	1,294	1,338
Property and equipment, net	34,914	27,623
Purchased intangible assets, net	5,512	7,550
Goodwill	40,544	38,929
Other assets	9,982	9,024

Total assets	$407,604	$342,064

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,264	$9,818
Accrued compensation	54,203	33,077
Accrued restructuring costs, current portion	3,584	3,867
Deferred revenues, current portion	13,701	14,871
Other current liabilities	47,405	47,068
Total current liabilities	126,157	108,701
Accrued restructuring costs, net of current portion	7,689	11,741
Deferred revenues, net of current portion	577	865
Other long-term liabilities	12,332	5,780
Total liabilities	146,755	127,087

Redeemable common stock	290	480

Stockholders' equity	260,559	214,497

Total liabilities, redeemable common stock and stockholders’ equity	$407,604	$342,064

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

	(in thousands)

Cash flows from operating activities:
Net income (loss)	$9,173	$(1,104)	$15,216	$3,136
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gain) loss recognized on disposition of fixed assets	(13)	44	72	128
Unrealized (gain) loss on financial instruments	(11)	-	(11)	-
Depreciation and amortization expense	4,934	3,642	17,338	13,580
Deferred income taxes	(925)	80	782	508
(Recovery of) provision for allowance for doubtful accounts, net	(1,244)	225	(1,426)	1,776
Stock-based compensation expense (non-cash portion)	4,693	3,983	17,996	12,410
Gain on disposal of discontinued operations	-	-	-	(4,834)
Cumulative effect of accounting change	-	-	-	(154)
Changes in operating assets and liabilities, net of acquisition and disposition:
Accounts receivable	2,609	10,735	(3,676)	(6,993)
Unbilled revenues	3,858	(2,683)	1,726	(16,075)
Prepaid expenses and other current assets	2,783	(2,860)	(1,047)	(7,362)
Other assets	(559)	(14)	(499)	(3,172)
Accounts payable	2,168	(1,120)	(3,342)	122
Accrued compensation	9,540	4,134	18,180	5,896
Accrued restructuring costs	(1,105)	(439)	(4,572)	(5,724)
Deferred revenues	(4,419)	1,381	(1,922)	2,680
Other accrued liabilities	(1,056)	7,662	(1,738)	21,379
Other long-term liabilities	1,238	136	5,124	899

Net cash provided by operating activities	31,664	23,802	58,201	18,200
Cash flows from investing activities:
Cash paid for acquisition, including transaction costs, net of cash received	-	-	(883)	(27,655)
Cash received for sale of discontinued operations, net, and payment to
minority stockholders	-	134	436	5,276
Purchases of property and equipment and cost of internally developed software	(5,390)	(5,273)	(20,361)	(14,333)
Sales and maturities of marketable securities	24,895	37,100	103,637	151,511
Purchases of marketable securities	(50,605)	(34,294)	(109,423)	(116,451)
Change in restricted cash	7	506	360	(223)

Net cash used in investing activities	(31,093)	(1,827)	(26,234)	(1,875)
Cash flows from financing activities:
Principal payments under capital lease obligation	(21)	(33)	(106)	(135)
Proceeds from stock option and purchase plans	5,060	625	11,068	5,506
Widfall tax benefit from exercise and release of stock-based awards	182	-	182	-
Repurchases of common stock	(619)	-	(4,395)	(18,109)

Net cash provided by (used in) financing activities	4,602	592	6,749	(12,738)
Effect of exchange rate changes on cash and cash equivalents	(270)	1,501	4,959	1,487

Increase in cash and cash equivalents	4,903	24,068	43,675	5,074
Cash and cash equivalents, at beginning of period	113,794	50,954	75,022	69,948
Cash and cash equivalents, at end of period	$118,697	$75,022	$118,697	$75,022

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2007	2006	2007	2006

	(in thousands, except per share amounts)

Service revenues	$154,959	$113,561	$546,438	$405,582

GAAP income (loss) from operations	$10,406	$511	$18,275	$(3,154)
Stock-based compensation review and restatement expenses	420	3,663	7,483	8,058
Stock-based compensation expense	4,726	3,983	18,554	12,410
Restructuring and other related charges	236	577	32	1,912
Amortization of purchased intangible assets	486	841	2,038	3,564
Non-GAAP income from operations	$16,274	$9,575	$46,382	$22,790

GAAP operating margin	6.7%	0.4%	3.3%	(0.8%)
Effect of adjustments detailed above	3.8%	8.0%	5.2%	6.4%
Non-GAAP operating margin	10.5%	8.4%	8.5%	5.6%

GAAP income (loss) from continuing operations before discontinued operations and cumulative
effect of accounting change	$9,173	$(1,104)	$15,216	$(1,419)
Stock-based compensation review and restatement expenses	420	3,663	7,529	8,058
Stock-based compensation expense	4,726	3,983	18,554	12,410
Restructuring and other related charges	236	577	32	1,912
Amortization of purchased intangible assets	486	841	2,038	3,564
Non-GAAP income from continuing operations before discontinued operations and cumulative
effect of accounting change	$15,041	$7,960	$43,369	$24,525

GAAP basic income (loss) per share from continuing operations	$0.07	$(0.01)	$0.12	$(0.01)
Effect of adjustments detailed above	0.05	0.07	0.23	0.21
Non-GAAP basic income per share from continuing operations	$0.12	$0.06	$0.35	$0.20

GAAP weighted average common shares	125,025	123,190	124,180	123,692
Non-GAAP weighted average common shares	125,025	123,190	124,180	123,692

GAAP diluted income (loss) per share from continuing operations	$0.07	$(0.01)	$0.12	$(0.01)
Effect of adjustments noted above and change in dilution noted below	0.05	0.07	0.22	0.21
Non-GAAP diluted income per share from continuing operations	$0.12	$0.06	$0.34	$0.20

GAAP weighted average common shares and dilutive common share equivalents	128,683	123,190	127,891	123,692
Non-GAAP weighted average common shares and dilutive common share equivalents	128,683	123,190	127,891	123,692

CONTACT:
Investor Relations Contact:
Sapient
Joseph Tibbetts, 1-617-761-1710
jtibbetts@sapient.com
or
Media Contact:
Sapient
Gail Scibelli, 1-305-581-0095
gscibelli@sapient.com
or
Media Contact:
fama PR
Jeff Drew, 1-617-758-4145
sapient@famapr.com